      As filed with the Securities and Exchange Commission on May 29, 1998
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.  )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                                  STROUDS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No Fee Required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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
                                 STROUDS, INC.
                            780 SOUTH NOGALES STREET
                           CITY OF INDUSTRY, CA 91748
                                  May 29, 1998

To Our Stockholders:

    You are cordially invited to attend the Strouds, Inc. (the "Company") Annual Meeting of Stockholders ("Annual Meeting") which will be held on July 1, 1998, at 10:00 a.m. at Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California 91744. All stockholders of record as of May 8, 1998 are entitled to vote at the Annual Meeting.

    The Annual Meeting will be held to: (a) elect seven directors, (b) approve certain amendments to the Company's Amended and Restated 1994 Equity Participation Plan (the "1994 Plan") to, among other things, (i) increase the number of shares of the Company's Common Stock available for issuance thereunder from 1,250,000 to 1,680,000, (ii) amend the formula grant provisions to provide for an annual grant of 5,000 options to the Company's non-employee directors,
(iii) increase the Award Limit of the number of shares subject to options which may be granted to any individual employee in any one year to 500,000 shares,
(iv) require all options to be granted at an exercise price of not less than Fair Market Value (as defined) and (v) prohibit the granting of certain types of awards presently allowed under the 1994 Plan, (c) ratify the appointment of independent public accountants for the fiscal year ending on February 27, 1999, and (d) transact such other business as may properly be brought before the Annual Meeting or any adjournments thereof.

    We hope you will attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you have sent in your proxy card.

                                          Sincerely,

                                          /s/ Charles R. Chinni

                                          CHARLES R. CHINNI

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                 STROUDS, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

    The Annual Meeting of Stockholders of Strouds, Inc. (the "Company") will be held at Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California on Wednesday, July 1, 1998, at 10:00 a.m. to:

    1. elect seven directors;

    2. approve certain amendments to the Company's Amended and Restated 1994 Equity Participation Plan to, among other things, (i) increase the number of shares of the Company's Common Stock available for issuance thereunder from 1,250,000 to 1,680,000, (ii) amend the formula grant provisions to provide for an annual grant of 5,000 options to the Company's non-employee directors, (iii) increase the Award Limit of the number of shares subject to options which may be granted to any individual employee in any one year to 500,000 shares, (iv) require all options to be granted at an exercise price of not less than Fair Market Value (as defined) and (v) prohibit the granting of certain types of awards presently allowed under the 1994 Plan;

    3. ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending on February 27, 1999; and

    4. transact such other business as may properly be brought before the Annual Meeting or any adjournments thereof.

    Stockholders of record at the close of business on May 8, 1998 are entitled to notice of and to vote at the Annual Meeting. The list of stockholders will be available for examination for the ten days prior to the Annual Meeting at Strouds, Inc., 780 South Nogales Street, City of Industry, California 91748.

    All stockholders are cordially invited to attend the Annual Meeting.

    PLEASE COMPLETE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Douglas C. Felderman

                                          DOUGLAS C. FELDERMAN

                                          SECRETARY

City of Industry, California
May 29, 1998

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Strouds, Inc. ("Strouds" or the "Company") for use at the Annual Meeting of Stockholders to be held on July 1, 1998 (the "Annual Meeting").

    The Company's principal executive offices are located at 780 South Nogales Street, City of Industry, California 91748. A copy of the Company's fiscal 1997 Annual Report to Stockholders and this Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about May 29, 1998.

VOTING PROCEDURES

    A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if mailed in the United States.

    You have three choices on each of the matters to be voted upon at the Annual Meeting. Concerning the election of directors, by checking the appropriate box on your proxy card you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or
(c) vote for all director nominees as a group except those nominees you identify on the appropriate line. Concerning the approval of certain amendments to the Company's Amended and Restated 1994 Equity Participation Plan and the ratification of independent public accountants, by checking the appropriate box you may: (a) vote "For" the item; (b) vote "Against" the item; or (c) "Abstain" from voting on the item. The effects of Abstentions and votes Against certain matters are discussed further below.

    Stockholders may vote by either completing and returning the enclosed proxy card prior to the Annual Meeting, voting in person at the Annual Meeting, or submitting a signed proxy card at the Annual Meeting.

    YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

    You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company at 780 South Nogales Street, City of Industry, California, 91748, by submitting a later dated proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy. You may also be represented by another person present at the Annual Meeting by executing a form of proxy designating such person to act on your behalf.

    Each unrevoked proxy card properly signed and received prior to the close of the Annual Meeting will be voted as indicated. Unless otherwise specified on the proxy, the shares represented by a signed proxy card will be voted FOR items 1, 2 and 3 on the proxy card and will be voted in the discretion of the persons named as proxies on the other business that may properly come before the Annual Meeting.

    If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention will have the effect of a vote against the matter (except for the election of directors and the approval of the Amendments to the 1994 Equity Participation Plan in which case such abstention has no effect) and broker non-votes will have no effect.

    The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of the Company's Common Stock ("Common Stock") issued and outstanding on May 8, 1998, will constitute a quorum.

    Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting.

SHARES ENTITLED TO VOTE AND REQUIRED VOTE

    Stockholders of record at the close of business on May 8, 1998 are entitled to vote at the Annual Meeting. At that date, 8,579,022 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote. In all matters other than the election of directors, the affirmative vote of a majority of the shares of Common Stock that are represented in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve each matter. Directors shall be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    Set forth in the following table is the beneficial ownership of the Company's Common Stock as of May 1, 1998, for (1) each of the Named Executive Officers (as defined under the table titled "Executive Compensation"), (2) each person who is as of May 1, 1998 a director of the Company, including all nominees to the Board of Directors, and (3) all current directors and current executive officers as of May 1, 1998 as a group. Pursuant to the rules of the Securities and Exchange Commission, in calculating percentage ownership, each person is deemed to beneficially own his own shares subject to options exercisable within 60 days, but options owned by others (even if exercisable within 60 days) are deemed not to be outstanding shares.

                                                                                          SHARES
                                                                                        BENEFICIALLY   PERCENT
NAME OF BENEFICIAL OWNER                                         POSITION                  OWNED      OF CLASS
--------------------------------------------------  ----------------------------------  -----------  -----------
Charles R. Chinni.................................  President, Chief Executive Officer      40,000        *
                                                    and Director

Wilfred C. Stroud.................................  Chairman and Director                  817,067(a)        9.5%

Wayne P. Selness..................................  Former President, Chief Executive      282,253(b)        3.2%
                                                    Officer and Director

Douglas C. Felderman..............................  Senior Vice President-Finance,           7,480(c)      *
                                                    Chief Financial Officer and
                                                    Secretary

Joseph A. Imbrogulio..............................  Director                                15,314(d)      *

Richard F. Clayton................................  Director                                --    (e)      *

Larry R. Bemis....................................  Director                                 4,950(f)      *

Dale D. Achabal...................................  Director                                 7,500(f)      *

Marco F. Weiss....................................  Director                                 3,000(g)      *

All directors and executive officers as a group (9
  persons)........................................                                         895,311(h)       10.4%

------------------------

*   Less than 1%.

(a) Beneficial ownership includes 16,429 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next 60 days.

(b) Beneficial ownership includes 133,000 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next 60 days. Mr. Selness resigned from his position as an officer and a director of the Company on April 4, 1997.

(c) Beneficial ownership includes 4,980 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next 60 days.

(d) Beneficial ownership includes 2,500 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next 60 days.

(e) Mr. Clayton was appointed a director of the Company effective March 19, 1998.

(f) Beneficial ownership includes 2,500 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next 60 days.

(g) Mr. Weiss is a nominee for re-election as a director at the Annual Meeting.

(h) Beneficial ownership includes 28,909 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next 60 days.

COMPLIANCE WITH SECTION 16(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Insiders"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock. Insiders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) reports filed by such persons.

    With the exception of a late Form 3 filing for Mr. Van Wagner, to the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from the Insiders that no other reports were required, during the fiscal year ended February 28, 1998, all
Section 16(a) filing requirements applicable to Insiders were complied with.

                                 PROPOSAL NO. 1
                         ELECTION OF BOARD OF DIRECTORS

GENERAL INFORMATION--ELECTION OF DIRECTORS

    Pursuant to the Company's Bylaws and resolutions adopted by the Company's Board of Directors, the Company currently has seven directors. Directors are elected at the Annual Meeting and will serve until the 1999 Annual Meeting and until each respective successor shall have been elected or appointed.

    In the absence of instructions to the contrary, votes will be cast for the election of the following as directors pursuant to the proxies solicited hereby. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy will be voted for any substitute nominee selected by the current Board of Directors. However, the proxy cannot be voted for a greater number of persons than the number of nominees designated by the Board of Directors. Management has no reason to believe, at this time, that the persons named herein will be unable or will decline to serve if elected, and each nominee has informed the Company that he will serve if elected.

    The following table sets forth the name of, and certain information with respect to, the seven persons nominated by the Company at the Annual Meeting.

                      NOMINEES FOR ELECTION AS A DIRECTOR

                                                        DIRECTOR
NAME                                          AGE         SINCE           POSITIONS CURRENTLY HELD WITH THE COMPANY
----------------------------------------      ---      -----------  -----------------------------------------------------
Charles R. Chinni(1)....................          54         1997   President, Chief Executive Officer and Director
Wilfred C. Stroud(1)....................          72         1979   Chairman and Director
Joseph A. Imbrogulio....................          72         1997   Director
Larry R. Bemis(2).......................          53         1997   Director
Dale D. Achabal(1)(3)...................          52         1997   Director
Marco F. Weiss(1)(2)(3).................          66         1997   Director
Richard F. Clayton......................          56         1998   Director

------------------------

(1) Member of Executive Committee.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

    CHARLES R. CHINNI: Mr. Chinni joined Strouds as its President and Chief Executive Officer on July 7, 1997. Prior to joining Strouds, Mr. Chinni was Executive Vice-President of Merchandising for Kmart corporation from May 1995 to November 1995. Prior to Kmart, Mr. Chinni spent over 30 years with Macy's culminating with the position of President-Merchandising for the combined Macy's companies before the sale of Macy's to Federated Department Stores in 1995.

    WILFRED C. STROUD: Mr. Stroud has served as Chairman and a director of the Company since founding Strouds in 1979. Mr. Stroud also served as Chief Executive Officer from the inception of the Company through May 1994 and as President of the Company from 1979 to May 1991. Prior to founding Strouds, from 1956 to 1979, Mr. Stroud was employed by the Broadway Division of Carter--Hawley Hale where he spent eight years as a Divisional Merchandise Manager.

    JOSEPH A. IMBROGULIO: Mr. Imbrogulio was appointed a director in May 1997. Mr. Imbrogulio served as Senior Vice President--Stores of the Company from 1983 until his retirement in March 1997. Prior to joining Strouds, Mr. Imbrogulio was employed from 1972 to 1983 as Vice President--National Sales Manager of Western States Home Products. From 1955 to 1973, Mr. Imbrogulio served as Home Furnishings Merchandise Manager at Broadway Department Stores and Vice President--Retail Stores of Sunset House, both divisions of Carter Hawley Hale.

    LARRY R. BEMIS: Mr. Bemis was appointed a director effective June 1, 1997. Mr. Bemis is a partner in the Newport Beach law firm of Millar, Hodges and Bemis, specializing in business, income and estate tax planning, real estate and corporate law. Prior to forming Millar, Hodges and Bemis, Mr. Bemis was a partner at Witter and Harpole, in Newport Beach, where he began his law practice in 1973. Prior to joining Witter and Harpole, Mr. Bemis was a revenue agent with the Internal Revenue Service in Los Angeles. Mr. Bemis provides certain legal services to the Company. See "Certain Transactions--Other Relationship."

    DALE D. ACHABAL: Dr. Achabal was appointed a director effective June 1, 1997. Dr. Achabal is the L.J. Skaggs Distinguished Professor and an Associate Dean at Santa Clara University and Director of the Retail Management Institute. Dr. Achabal also directs the Retail Workbench Research & Education Center, sponsored by a consortium of leading retailers from around the world and is also a member of the Information Technology Council of the National Retail Federation, the Editorial Board of the Journal of Retailing. Dr. Achabal is a consultant to a variety of retail organizations in the United States, Europe and Asia Pacific in the areas of strategic market planning, retail information systems and marketing research.

    MARCO F. WEISS: Mr. Weiss was nominated by the Board to the slate of director nominees in May 1997. Mr. Weiss maintains an office with the Goldman & Kagon Law Corporation and specializes in international business transactions. From 1991 to 1994, Mr. Weiss served as Chairman of ECONT, a Russian American Joint Venture. From 1991 to 1994, Mr. Weiss served as Vice-Chairman and Chief Operating Officer of the Marvol Group, a diversified Russian company with a global presence dealing, among other things, in manufacturing and the merchandising of consumer products. From 1993 to 1995 Mr. Weiss also served as a consultant in American law in the United Kingdom. Prior to relocating abroad, Mr. Weiss was a partner in a number of Los Angeles law firms and specialized in capital formation and securities transactions.

    RICHARD F. CLAYTON: Mr. Clayton was appointed a director on March 19, 1998. Mr. Clayton is the President and a partner in Trico Capital Management, a business venture investment fund focusing in retail and consumer products. Prior to joining Trico, Mr. Clayton was the Chairman and Chief Executive Officer of STOR Furnishings International, a furnishings specialty retailer that was sold to IKEA in 1992. From 1986 to 1990 Mr. Clayton served as President and Chief Operating Officer of The Broadway Department Stores.

COMPENSATION OF DIRECTORS

    The Company provides for the grant to each non-employee director, as of the date that such non-employee director is initially elected to the Board, of non-qualified stock options to purchase 10,000 shares of Common Stock of the Company. Annual grants of 2,000 options are presently provided at the time of re-election. See "Proposal No. 2, Amendment of the 1994 Equity Participation Plan of Strouds, Inc." These options have a term of ten years, an exercise price of 100% of the fair market value of a share of Common Stock on the date the options are granted and will become exercisable in four cumulative 25% installments on each successive one year anniversary of the date the option is granted. The Company pays each director who is neither an employee of the Company nor associated with one of the Company's principal stockholders a $1,000 fee for each meeting of the Board of Directors attended and, if not held in conjunction with a regular Board of Directors meeting, a $500 fee for each Board of Directors committee meeting attended. The Company also reimburses all directors for all expenses incurred in connection with their activities as directors. Messrs. Imbrogulio, Bemis, Achabal and Weiss in 1997, and Mr. Clayton in 1998, were awarded stock options to purchase 10,000 shares of Common Stock under the Company's 1994 Equity Participation Plan. This award vests in 25% installments over the first four years following the original date of grant.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

BOARD OF DIRECTORS

    The Board of Directors met nine times during fiscal year ended February 28, 1998. During that fiscal year, attendance at Board of Directors meetings averaged 91% and attendance at Committee meetings averaged 100%. No incumbent directors attended fewer than 75% of the total number of meetings of the Board and committees of the Board on which they served.

AUDIT COMMITTEE

    The Audit Committee of the Board of Directors is presently comprised of Messrs. Bemis and Weiss. Mr. Bemis serves as the chair of the Audit Committee. Mr. Achabal was a member of the Audit Committee until July 1997. Messrs. Klauer, Urben, Jelenko and Spatz were members of the Audit Committee until their respective resignations from the Board of Directors on March 20, May 9, May 16, and September 10, 1997. As directed by the Board of Directors, the functions of the Audit Committee include (a) reviewing and monitoring the Company's financial reports and accounting practices, (b) annually recommending to the Board of Directors for appointment by the Board of Directors independent public accountants as auditors of the books, records and accounts of the Company, (c) reviewing the scope of audits made by the independent public accountants and (d) receiving and reviewing the audit reports submitted by the independent public accountants and taking such action in respect of such reports as the Audit Committee deems appropriate. During the fiscal year ended February 28, 1998, the Audit Committee held one meeting.

COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors is presently comprised of Messrs. Weiss and Achabal. Mr. Achabal chaired the Compensation Committee until July 1997 and Mr. Weiss now serves as the chair of the Compensation Committee. Mr. Imbrogulio was a member of the Compensation Committee until July 1997. Messrs. Klauer, Jones, Jelenko and Hochberg were members of the Compensation Committee until their respective resignations from the Board of Directors on March 20, May 12, May 16 and July 8, 1997. As directed by the Board of Directors, the functions of the Compensation Committee include ensuring that the officers and management personnel of the Company are compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive, and administering the following benefit plans (as such plans may be amended from time to time) of the Company: Stock Option Plan for Executive and Key Employees; 1994 Equity Participation Plan; and 1994 Employee Qualified Stock Purchase Plan. During the fiscal year ended February 28, 1998, the Compensation Committee held six meetings.

EXECUTIVE COMMITTEE

    The Executive Committee of the Board of Directors is presently comprised of Messrs. Stroud, Chinni, Achabal and Weiss. Mr. Stroud chairs the Executive Committee. Mr. Imbrogulio was a member of the Executive Committee until November 1997. Messrs. Selness, Urben, Jones and Spatz were members of the Executive Committee until their respective resignations from the Board of Directors on April 1, May 9, May 12 and July 8, 1997. As directed by, and between meetings of, the Board of Directors, the function of the Executive Committee is to exercise the authority and power of the Board of Directors to manage the Company's business and affairs, except for certain duties specifically reserved to the full Board of Directors in the Company's Bylaws. During the fiscal year ended February 28, 1998, the Executive Committee held two meetings.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
               EACH OF THE DIRECTORS NOMINATED IN PROPOSAL NO. 1

                                 PROPOSAL NO. 2
                AMENDMENT OF THE 1994 EQUITY PARTICIPATION PLAN
                                OF STROUDS, INC.

    In May 1994, the Company adopted the 1994 Equity Participation Plan of the Company to attract and retain directors, officers and key employees. On September 1, 1994, the Company adopted the Amended and Restated 1994 Equity Participation Plan of the Company (the "1994 Plan"), which preserves the plan as adopted in May 1994 in its entirety with adjustments for the stock split approved by the Board on July 27, 1994. At the Annual Meeting on July 8, 1997, the stockholders approved an amendment to the 1994 Plan. The 1994 Plan, as so amended is referred to herein as the "1994 Plan, as Amended."

    On April 14, 1998, the Compensation Committee recommended, and the Board of Directors unanimously adopted, subject to stockholder approval, certain amendments to the 1994 Plan to, among other things, (i) increase the number of shares of the Company's Common Stock ("Common Stock") available for issuance thereunder from 1,250,000 to 1,680,000, (ii) amend the formula grant provisions to increase the annual grant of options to the Company's non-employee directors from 2,000 to 5,000, (iii) set the Award Limit of the number of shares subject to options which may be granted to any individual employee in any one year at 500,000 shares, (iv) require all options to be granted at an exercise price of not less than Fair Market Value (as defined) and (v) prohibit the granting of certain types of awards presently allowed under the 1994 Plan. The amendment is reflected in the Third Amendment to the 1994 Plan (the "Third Amendment.")

SUMMARY OF PROPOSED CHANGES

    The 1994 Plan, as Amended currently permits options to be granted covering up to 1,250,000 shares of Common Stock. The Board proposes to amend the 1994 Plan, as Amended to provide for an increase in the number of shares of Common Stock reserved for issuance thereunder from 1,250,000 to 1,680,000. As of April 30, 1998 approximately 93% of the shares of Common Stock reserved for issuance under the 1994 Plan, as Amended were subject to outstanding options leaving only approximately 86,966 shares of Common Stock reserved for issuance under the 1994 Plan, as Amended. The Board believes that in order to continue to provide an incentive to secure and retain key employees and directors of outstanding ability and to provide added incentives to those employees presently working at the Company, additional shares should be made available under the 1994 Plan, as Amended. The Board believes that the increase in the number of shares of Common Stock available for issuance as provided in the Third Amendment will provide the Compensation Committee with greater flexibility in the administration of the 1994 Plan, as Amended and is appropriate for accommodating any new employees and directors who would be subject to the 1994 Plan, as Amended.

    The 1994 Plan, as Amended currently limits the number of shares subject to options which may be granted to any individual in any one year at 100,000, the ("Award Limit"). The Board proposes to amend the 1994 Plan, as Amended to allow an increase in the options subject to the Award Limit from 100,000 shares to 500,000 shares. The Board believes this increase is advisable and appropriate because it will permit the Company's President and Chief Executive Officer, Charles R. Chinni, to whom the Board has already granted options in contemplation of, and conditioned upon stockholder approval of, the proposed Third Amendment, to retain such options. In addition, the Board believes that the increase in the Award Limit will provide the Compensation Committee with greater flexibility in the administration of the 1994 Plan, as Amended.

    The 1994 Plan, as Amended currently provides for the grant to each non-employee director, as of the date that such non-employee director is initially elected to the Board, of a non-qualified stock option ("NQSO") to purchase 10,000 shares of Common Stock. In addition to these NQSOs, each non-employee director who is re-elected to the Board receives a subsequent option to purchase 2,000 shares of Common Stock at the time of such re-election. The Board proposes to amend the 1994 Plan, as Amended to increase the award of options upon re-election from 2,000 shares to 5,000 shares. All such options shall have a term of ten years, shall have an exercise price equal to 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and will become exercisable in four cumulative 25% installments on each successive one year anniversary of the date on which the option is granted, subject to acceleration upon the optionee's retirement from the Board in accordance with the Company's retirement policy applicable to directors.

    The 1994 Plan, as Amended currently allows the exercise price per share of the shares subject to each option to be set by the Compensation Committee provided that the price shall not be less than the par value of a share of Common Stock. The Board has decided to propose to amend this provision to require that all options must be granted at an exercise price equal to not less than 100% of the Fair Market Value (as defined in the 1994 Plan, as Amended) on the date of grant. In addition, the Board has determined that it is in the best interests of the Company to prohibit the granting of (i) stock appreciation rights, (ii) restricted stock options, (iii) performance awards, (iv) deferred stock and (v) stock payments, and to prohibit any further repricing of any stock options. The Board believes that these amendments are in the best interests of the Company and its stockholders.

    The principal features of the 1994 Plan, as Amended, and as proposed to be further amended by the Third Amendment are summarized below. The 1994 Plan, as Amended together with the Third Amendment, are herein referred to as the Amended Plan. This summary is not intended to be complete and reference should be made to the 1994 Plan, as Amended and the Third Amendment collectively and in their entirety.

THE AMENDED PLAN

    An aggregate of 1,680,000 shares of the Common Stock (or their equivalent in other equity securities), subject to adjustment for stock splits, stock dividends and similar events, subject to stockholder approval, has been authorized for issuance upon exercise of options or other awards under the Amended Plan. The maximum number of shares which may be subject to options granted under the Amended Plan to any individual in any calendar year cannot exceed 500,000 (the "Award Limit"). The Compensation Committee administers the Amended Plan and determines to whom options and other awards are to be granted and the terms and conditions, including the number of shares and the period of exercisability, thereof. The following general discussion describes the terms of the Amended Plan which apply to key employees and officers of the Company and directors who are employed by the Company. The special provisions of the Amended Plan which apply to stock option grants made to directors of the Company who are not employees of the Company ("non-employee directors") are described at the end of this section.

    The Amended Plan authorizes the grant or issuance of various options and other awards, and the terms of each such option or award will be set forth in a separate agreement. NQSOs may be granted for a term of up to ten years and one day, as specified by the Compensation Committee and will provide for the right to purchase Common Stock at a specified price which may not be less than 100% of fair market value on the date of grant and may become exercisable (in the discretion of the Compensation Committee) in one or more installments after the grant date. Incentive Stock Options ("ISOs") may be granted only to employees, and if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including having an exercise price equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an ISO. Participants may receive dividend equivalents representing the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options or other awards held by the participant.

    Under the Amended Plan, each non-employee director is granted a NQSO to purchase 10,000 shares automatically upon the date of an initial public offering of the Common Stock or upon becoming an non-employee director after such date. In addition, the Amended Plan will provide that each non-employee director who is re-elected to the Board shall receive a subsequent option to purchase 5,000 shares of Common Stock at the time of such re-election. The Amended Plan provides that all stock options granted to non-employee directors will have a term of ten years, will have an exercise price equal to 100% of the fair market value of a share of the Common Stock on the date the option is granted, and will become exercisable in four cumulative 25% installments on each successive one year anniversary of the date on which the option is granted, subject to acceleration upon the optionee's retirement from the Board in accordance with the Company's retirement policy applicable to directors. The Board administers the Amended Plan with respect to options granted to non-employee directors.

    The Amended Plan does not allow for the further repricing of any stock options and does not allow for the granting of (i) stock appreciation rights,
(ii) restricted stock options, (iii) performance awards (iv) deferred stock and
(v) stock payments.

    Payments for the shares purchased upon the exercise of options may be in cash or, if the terms of an option so provide, with shares of Common Stock owned by the optionee (or issuable upon exercise of the option) or with other lawful consideration.

    No option or other right to acquire Common Stock granted under the Amended Plan may be assigned or transferred by the grantee, except by will or the laws of descent and distribution, although the shares underlying such rights may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any option or right, the option or right may be exercised only by the holder.

    The Amended Plan provides that, in the discretion of the Compensation Committee, no options or other awards may be exercised upon a change in control of the Company. In its discretion, however, the Compensation Committee may provide that for a specified period of time prior to such a change in control, options and other awards shall be exercisable as to all shares covered thereby and restrictions on awards shall cease or a successor corporation shall assume or replace such options.

    Amendments to the Amended Plan to increase the number of shares as to which options and other awards may be granted (except for adjustments resulting from stock splits and the like) or to modify the Award Limit require the approval of the Company's stockholders. In all other respects the Amended Plan may be amended, modified, suspended or terminated by the Compensation Committee, unless such action would otherwise require stockholder approval under the Amended Plan or as a matter of applicable law, regulation or rule. Amendments of the Amended Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. The Amended Plan will expire on August 31, 2004.

    The ISOs have a ten-year term and become exercisable in five cumulative 20% installments on each successive one year anniversary of the date the option is granted (although the Compensation Committee may accelerate exercisability).

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    Under current federal laws, in general, recipients of awards and grants of nonqualified stock options and dividend equivalents under the 1994 Plan are taxable under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code") upon their receipt of Common Stock or cash with respect to such awards or grants and, subject to Section 162(m) of the Code, the Company will be entitled to an income tax deduction with respect to the amounts taxable to such recipients. Under Sections 421 and 422 of the Code, recipients of incentive stock options ("ISOs") are generally not taxable on their receipt of Common Stock upon their exercise of ISOs if the ISOs and option stock are held for certain minimum holding periods and, in such event, the Company is not entitled to income tax deductions with respect to such exercises. Participants in the Plan will be provided with detailed information regarding the tax consequences relating to the various types of awards and grants under the Plan.

    Under Section 162(m) of the Code ("Section 162(m)"), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the
Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Remuneration attributable to stock options granted under the Plan will not be subject to the $1 million limitation if these conditions are satisfied.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF
              THE THIRD AMENDMENT TO THE 1994 EQUITY PARTICIPATION
                       PLAN OF STROUDS, INC. AS SET FORTH
                               IN PROPOSAL NO. 2

                                 PROPOSAL NO. 3
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon recommendation of the Audit Committee, has appointed KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending February 27, 1999. KPMG Peat Marwick LLP has been the Company's independent public accountants since fiscal 1987. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given an opportunity to make a statement and answer questions. This appointment is being submitted for ratification at the Annual Meeting. If the appointment is not ratified, the appointment will be reconsidered by the Board of Directors, although the Board of Directors will not be required to appoint different independent auditors for the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
               OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE
                  COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR
                    THE FISCAL YEAR ENDING FEBRUARY 27, 1999
                        AS SET FORTH IN PROPOSAL NO. 3.

                  EXECUTIVE OFFICERS AND CERTAIN KEY PERSONNEL

    The executive officers and certain key personnel of the Company as of May 15, 1998 are as follows:

NAME                                          AGE                                   POSITION
----------------------------------------      ---      ------------------------------------------------------------------
EXECUTIVE OFFICERS

  Wilfred C. Stroud.....................          72   Chairman and Director
  Charles R. Chinni.....................          54   President, Chief Executive Officer and Director
  Douglas C. Felderman..................          45   Senior Vice President--Finance and Chief Financial Officer
  Gary A. Van Wagner....................          35   Corporate Controller

KEY PERSONNEL

  Donna J. Aidekman.....................          38   Vice President--Divisional Merchandise Manager
  Carolyn A. Bush.......................          42   Vice President--Home Services
  Roberta A. Chavance...................          47   Vice President--Human Resources
  Denise Marsicano......................          43   Vice President--Stores
  Jeffrey L. Stroud.....................          37   Vice President--Divisional Merchandise Manager

    In addition to Messrs. Stroud and Chinni whose biographies appear on page 5, the following persons are executive officers and key personnel of the Company.

    Mr. Felderman has served as Senior Vice President--Finance and Chief Financial Officer since July 1997. From 1995 to 1997, Mr. Felderman was the Vice President--Finance of the Company. Mr. Felderman served as Vice President, Chief Financial Officer for Crocodile Enterprises, Inc. from April 1994 to September 1995 (a restaurant operator of casual full service and quick service restaurants.) From September 1990 to April 1994 he was a business consultant.

    Mr. Van Wagner joined Strouds in January 1998 as Corporate Controller. Prior to joining Strouds, Mr. Van Wagner served as Controller for Reddi Brake Supply Company, Inc. from October 1996 to January 1998 (a distributor of parts to the automotive after-market). From October 1995 to October 1996, he was a business consultant. Prior to that he served an aggregate of eight years with Standard Brands Paint Company, Inc., where he was Vice President/Controller from August 1993 to October 1995. Standard Brands underwent a voluntary re-organization under the United States Bankruptcy Code in 1992.

    Ms. Aidekman was named Vice President--Divisional Merchandise Manager in March 1998. She has also served as Director of Merchandising--Fashion Bedding from December 1995 to March 1998, Director of Merchandising--Bedding and Juvenile from August 1988 to November 1995, Regional Store Manager from March to August 1988, and Store Manager from April 1984 to March 1988. Before joining Strouds Ms. Aidekman was employed by Robinson's as a department manager and assistant buyer.

    Ms. Bush joined Strouds in January 1996 as Vice President--Home Services. Prior to joining Strouds, Ms. Bush served as Vice President of Lease and Cost Divisions for Broadway Stores Inc., formerly Carter-Hawley Hale, from June 1994 through December 1995. From March 1992 through May 1994 she served as Executive Vice President and Chief Operating Officer for East-West Floor Covering, Inc., (a small floor covering company specializing in operating lease departments within department stores.) Prior to that time, Ms. Bush served as Divisional Vice President of Lease and Home Services, with Broadway Stores, Inc. Ms. Bush was with Broadway Stores, Inc. for an aggregate of eleven years.

    Ms. Chavance has served as Vice President--Human Resources of the Company since 1990. From 1989 to 1990, Ms. Chavance was the Director of Personnel and, from 1984 to 1989, the Manager of Personnel and Training.

    Ms. Marsicano has served as Vice President--Stores of the Company since 1993. From 1989 to 1993, Ms. Marsicano served as Regional Store Manager and from 1988 to 1989 as Store Manager. Prior to joining Strouds, Ms. Marsicano was employed by Bloomingdales from 1976 to 1988 where she held the position of Buyer.

    Mr. Jeffrey Stroud was appointed to Vice President--Divisional Merchandising Manager in October 1997. Mr. Jeffrey Stroud has been with Strouds since 1990 and has served as the Director of Merchandising for multiple divisions within the Company. Prior to joining Strouds, Mr. Jeffrey Stroud was employed by May Company California from 1998 to 1990 where he held the position of General Merchandise Manager Assistant. Mr. Jeffrey Stroud is the son of Mr. Wilfred Stroud.

                             EXECUTIVE COMPENSATION

    The Summary Compensation Table below sets forth certain compensation information concerning the Company's Chief Executive Officer, its former Chief Executive Officer, its two other most highly compensated current executive officers and two former executive officers receiving over $100,000 per year (the "Named Executive Officers") for services rendered in all capacities to the Company during the fiscal year ended February 28, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                       ANNUAL COMPENSATION           -------------
                                               ------------------------------------     SHARES          OTHER
                                                                           BONUS      UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                    FISCAL YEAR  SALARY ($)    ($)(1)      OPTIONS (#)      ($)(2)
---------------------------------------------  -----------  ----------  -----------  -------------  -------------
Charles R. Chinni (3)........................        1997   $  222,116      --           300,000(4)  $    29,642(5)
 President, Chief Executive Officer and
 Director

Wilfred C. Stroud............................        1997      204,000      --            45,834(6)       29,246(7)
 Chairman and Director                               1996      204,000      --            12,500          37,293(7)
                                                     1995      195,692       2,293        20,834(6)       41,936(7)

Wayne P. Selness (8).........................        1997       69,789      --            32,250         178,004(9)
 Former President, Chief Executive                   1996      270,000      --            32,250           2,375(10)
 Officer and Director                                1995      270,000       3,175       154,500           2,466(10)

Douglas C. Felderman (11)....................        1997      138,076      --            55,000(12)          127(10)
 Senior Vice President--Finance,                     1996      110,000      12,500         3,000             508(10)
 Chief Financial Officer and Secretary               1995       38,077      12,500         6,450              --

------------------------

(1) Reflects bonus received during fiscal years ended February 25, 1995 and March 2, 1996 and February 28, 1997, respectively, for services rendered during fiscal years ended February 26, 1994, February 25, 1995 and March 2, 1996 respectively.

(2) Perquisites less than $50,000 or 10% of the total of annual salary and bonus are not disclosed.

(3) Mr. Chinni has served as President and Chief Executive Officer of the Company since July 1997. The salary reported for fiscal 1997 reflects compensation received for a partial year.

(4) Included in the amount shown for Mr. Chinni is 200,000 shares which remain subject to stockholder approval at this year's Annual Meeting. See "Proposal No. 2. Amendment of the 1994 Equity Participation Plan of Strouds, Inc."

(5) Included in the amount shown for Mr. Chinni in 1997 is $25,200 relating to relocation and travel expenses and $4,442 representing an automobile allowance paid to him by the Company.

(6) Of these options, only 12,500 represent new grants in fiscal 1997 and 33,334 represent the options that were repriced in May 1997. See "Compensation Committee Report--Report on Annual Compensation of Executive Officers."

(7) The Company contributed $235, $2,391 and $2,433 to the Company's 401(k) plan on behalf of Mr. Stroud for the fiscal years ended February 28, 1998, March 1, 1997 and March 2, 1996, respectively. The Company is a party to "split dollar" life insurance agreements with a trust established by Mr. Stroud under which the trust pays the portion of the premiums attributable to the death benefit under life insurance policies insuring the lives of Mr. Stroud and his spouse and owned by the trust, and the Company pays the balance of the premiums. Upon the termination of the agreements or the deaths of Mr. Stroud and his spouse, all premiums previously advanced by the Company under the policies are required to be repaid by the trust. Included in the amounts shown for Mr. Stroud in fiscal years 1997, 1996 and 1995 are $29,011, $34,902 and $39,502, respectively, representing the value of the premium payments by the Company in such years, projected on an actuarial basis assuming that Mr. Stroud retires at age 75 and the agreements are then terminated, and assuming an interest rate equal to the Company's then incremental borrowing rate.

(8) Mr. Selness resigned from his position as President and Chief Executive Officer of the Company on April 4, 1997. Mr. Stroud was elected President of the Company in May 1997 and served until July, 1997 when Mr. Chinni was elected President.

(9) Includes $177,692 in severance payments and $312 in matching contributions to the Company's 401(k) plan on behalf of Mr. Selness.

(10) Represents Company matching contributions to the Company's 401(k) plan on behalf of the executive officer.

(11) Mr. Felderman has served as Senior Vice President--Finance and Chief Financial Officer of the Company since July 1997. He joined the Company in November 1995 as Vice President--Finance. The salary reported for fiscal 1995 reflects compensation received for a partial year.

(12) Of these options, only 45,550 represent new grants in fiscal 1997 and 9,450 represent the options that were repriced in May 1997. See "Compensation Committee Report--Report on Annual Compensation of Executive Officers."

            OPTION GRANTS DURING FISCAL YEAR ENDED FEBRUARY 28, 1998

    The following table sets forth certain information regarding grants of stock options made to the Named Executive Officers during the fiscal year ended February 28, 1998, including information as to the potential realizable value of such options at assumed annual rates of stock price appreciation for the 10 year option terms.

                                                    INDIVIDUAL GRANTS
                             ----------------------------------------------------------------  POTENTIAL REALIZABLE VALUE
                              NUMBER OF                                                         AT ASSUMED ANNUAL RATES
                               SHARES                                                                OF STOCK PRICE
                             UNDERLYING     % OF TOTAL OPTIONS                                  APPRECIATION FOR OPTION
                               OPTIONS     GRANTED TO EMPLOYEES      EXERCISE                           TERM(1)
                               GRANTED     IN FISCAL YEAR ENDED      PRICE PER    EXPIRATION   --------------------------
NAME                             (#)         FEBRUARY 28, 1998         SHARE         DATE         5% ($)       10% ($)
---------------------------  -----------  -----------------------  -------------  -----------  ------------  ------------
Charles R. Chinni..........     300,000(2)             28.1%           $1.88        07-07-07   $    353,753  $    896,480
Wilfred C. Stroud..........      20,834                              $1.75(4)       05-12-05
                                 12,500                              $1.75(4)       03-28-06
                                 12,500                4.3%          $1.75(4)       03-19-07         54,046       127,833
Wayne P. Selness (3).......      32,250                3.0%            $3.25        10-04-98         65,916       167,044
Douglas C. Felderman.......       6,450                              $1.75(4)       10-24-05
                                  3,000                              $1.75(4)       03-28-06
                                  6,000                              $1.75(4)       03-19-07
                                 34,550                                $2.03        09-10-07
                                  5,000                5.2%            $1.38        12-12-07         65,464       165,899
All Optionees..............   1,067,434              100.0%        1.38--3.25(4)    03-19-07      1,238,412     3,138,380
                                                                                    01-22-08
All Stockholders (5).......         N/A                N/A              N/A              N/A     10,191,245    25,826,616
All Optionees as a percent
 of All Stockholders
 Gain......................         N/A                N/A              N/A              N/A           12.2%         12.2%

------------------------

(1) The dollar amounts under these columns are the result of calculations at five percent and 10 percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price. In the above table, the Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) Included in the amount shown for Mr. Chinni is 200,000 shares which remain subject to stockholder approval at this year's Annual Meeting. See "Proposal No. 2. Amendment of the 1994 Equity Participation Plan of Strouds, Inc."

(3) Mr. Selness resigned from his position as Chief Executive Officer of the Company on April 4, 1997. The Company has agreed to extend the expiration date of certain of Mr. Selness' options until October 4, 1998. See "Compensation Committee Report--Report on Annual Compensation of Executive Officers."

(4) In May 1997, the Compensation Committee determined that it was appropriate to reprice existing options for all employees in order to more correctly reflect the fair market value of the Company's Common Stock. See "Compensation Committee Report--Report on Annual Compensation of Executive Officers."

(5) These amounts represent the appreciated value which common stockholders would receive at the hypothetical five and ten percent rates based on the market value of Common Stock outstanding at or near the option grant dates.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED
              FEBRUARY 28, 1998 AND FISCAL YEAR END OPTION VALUES

    The following table sets forth certain information regarding options exercised during fiscal year 1997 and options outstanding at February 28, 1998 for the Named Executive Officers:

                                                                             NUMBER OF SHARES                VALUE OF
                                                                          UNDERLYING UNEXERCISED     UNEXERCISED IN-THE-MONEY
                                                                                OPTIONS AT                  OPTIONS AT
                                                                          FEBRUARY 28, 1998 (#)      FEBRUARY 28, 1998 ($)(1)
                                  SHARES ACQUIRED                       --------------------------  --------------------------
NAME                                ON EXERCISE       VALUE REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------------------  -------------------  -----------------  -----------  -------------  -----------  -------------
Charles R. Chinni.............          --                  --              --          300,000(2)      --        $    18,900
Wilfred C. Stroud.............          --                  --              --           45,834         --              8,617
Wayne P. Selness (3)..........          --                  --             133,000        --            --            --
Douglas C. Felderman..........          --                  --              --           55,000         --              5,720

------------------------

(1) Amount represents the difference between the aggregated exercise prices of unexercised options and a $1.94 market price on February 28, 1998.

(2) Included in the amount shown for Mr. Chinni is 200,000 shares which remain subject to stockholder approval at this year's Annual Meeting. See "Proposal No. 2. Amendment of the 1994 Equity Participation Plan of Strouds, Inc."

(3) Mr. Selness resigned from his position as Chief Executive Officer of the Company on April 4, 1997. All of Mr. Selness' options, if not earlier exercised, expire on October 4, 1998. See "Compensation Committee Report--Report on Annual Compensation of Executive Officers."

                         TEN-YEAR OPTION/SAR REPRICINGS

    The following table provides information about the replacement of options held by the executive officers of the Company, which options were canceled in May 1997. For additional information concerning stock option cancellation and grants, see "Compensation Committee Report--Report on Annual Compensation of Executive Officers."

                                                    NUMBER OF
                                                   SECURITIES        MARKET PRICE OF   EXERCISE PRICE AT
                                               UNDERLYING OPTIONS/  STOCK AT TIME OF        TIME OF
NAME AND                                        SARS REPRICED OR      REPRICING OR       REPRICING OR     NEW EXERCISE
PRINCIPAL POSITION                    DATE        AMENDED(#)(1)       AMENDMENT($)       AMENDMENT($)       PRICE($)
----------------------------------  ---------  -------------------  -----------------  -----------------  -------------
Wilfred C. Stroud                     5/14/97          20,834           $    1.75          $    8.00        $    1.75
 Chairman and Director                                 12,500                1.75               5.31             1.75
                                                       12,500                1.75               3.25             1.75
Jonathan W. Spatz(2)                  5/14/97          17,200                1.75               9.77             1.75
 Former Senior Vice President--                        15,000                1.75               8.00             1.75
 Finance, Chief Financial                               9,000                1.75               5.31             1.75
 Officer and Director                                  18,000                1.75               3.25             1.75
Douglas C. Felderman                  5/14/97           6,450                1.75               4.25             1.75
 Senior Vice President-- Finance                        3,000                1.75               5.31             1.75
 and Chief Financial Officer                            6,000                1.75               3.25             1.75

                                      LENGTH OF ORIGINAL
                                    OPTION TERM REMAINING
                                     AT DATE OF REPRICING
NAME AND                                      OR
PRINCIPAL POSITION                        AMENDMENT
----------------------------------  ----------------------
Wilfred C. Stroud                            8 years
 Chairman and Director                       9 years
                                            10 years
Jonathan W. Spatz(2)                         7 years
 Former Senior Vice President--              8 years
 Finance, Chief Financial                    9 years
 Officer and Director                       10 years
Douglas C. Felderman                         8 years
 Senior Vice President-- Finance             9 years
 and Chief Financial Officer                10 years

------------------------

(1) The total number of options (as adjusted) granted to each officer in the grants made on May 14, 1997 are as follows, respectively: Mr. Stroud, 45,834; Mr. Spatz, 59,200 and Mr. Felderman , 15,450.

(2) Mr. Spatz resigned from his position with the Company on June 8, 1997. All of Mr. Spatz' options have expired.

EMPLOYMENT AGREEMENTS

    On July 7, 1997, Mr. Chinni and the Company entered into an employment agreement, (the "1997 Agreement"). The Company and Mr. Chinni have entered into subsequent discussions to amend and restate the original 1997 Agreement. Although the terms are not yet finalized, as proposed, the amended and restated agreement (the "1998 Agreement") will expire on February 28, 2001. Pursuant to the terms of the 1998 Agreement, Mr. Chinni shall serve as the Company's President and Chief Executive Officer and the Company will pay Mr. Chinni a base salary equal to $350,000 during fiscal year 1997, $390,000 during fiscal year 1998, $425,000 during fiscal year 1999 and an amount to be determined by the Board for fiscal year 2000. At the end of each fiscal year, subject to pre-determined improvements of the Company's financial performance, Mr. Chinni is eligible to receive certain specified bonus amounts consisting of a combination of cash and stock options. Such amounts shall not individually exceed $212,500 in cash and 225,000 in stock options each year, provided that the Compensation Committee, at its discretion, may choose to pay cash for all or a portion of such stock options in an amount equal to the fair market value of such options, as determined by the Compensation Committee in good faith. The 1998 Agreement further provides that as of the date of employment, Mr. Chinni was granted options for the purchase of (i) 100,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant and, (ii) 200,000 shares of Common Stock at the fair market value on the date of grant, subject to stockholder approval at the 1998 Annual Meeting. The Company is entitled to terminate Mr. Chinni's employment upon his death, disability, "for cause" (e.g., neglect of duties, breach of covenants, failure to correct employment deficiency, fraud, embezzlement, or acceptance of bribe or kickback), an event of bankruptcy, reorganization or similar circumstances, failure of Mr. Chinni to be nominated to the Board of Directors or "without cause" (reasons other than for his death, disability, or for cause.) Mr. Chinni may terminate his employment with the Company for any reason upon 60 days' written notice. In accordance with the terms of the 1998 Agreement, the Company has agreed to reimburse Mr. Chinni for certain re-location and travel expenses.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors is presently comprised of Messrs. Achabal and Weiss. Mr. Achabal chaired the Compensation Committee until July 1997 and Mr. Weiss now serves as the chair of the Compensation Committee. Mr. Imbrogulio was a member of the Compensation Committee until July 1997. Messrs. Klauer, Jones, Jelenko and Hochberg were members of the Compensation Committee until their respective resignations from the Board of Directors on March 20, May 12, May 16 and July 8, 1997.

REPORT ON ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

    THE REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER THE 1934 ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                                  * * * * * *

    The Compensation Committee's policy is to establish compensation levels for the Chief Executive Officer (the "CEO") and the other executive officers which reflect the Company's overall performance and the individual executive's performance, responsibilities and contributions to the long- term growth and profitability of the Company. The Compensation Committee's policy is to determine the appropriate executive compensation levels which will enable the Company to attract and retain qualified executives.

    The Compensation Committee, with the assistance of the CEO, determines the compensation of the executive officers based on its evaluation of the Company's overall performance, primarily based on the Company's sales and earnings performance compared with the Company's operating plan, as well as various qualitative factors such as the Company's product and service quality, the extent to which the executive officer has contributed to forming a strong management team and other factors which the Compensation Committee believes are indicative of the Company's ongoing ability to achieve its long-term sales growth and profit objectives. With respect to each executive, the Compensation Committee focuses on that individual executive's areas of responsibility and his contribution toward achieving corporate objectives.

    Total compensation of each executive officer of the Company consists of four components: base salary, annual incentive in the form of a cash bonus, long-term incentive in the form of equity based stock options and miscellaneous benefits and perquisites. Each component is discussed below.

    The principal component of the compensation of each executive officer is the executive's base salary. In setting base salaries, the Compensation Committee reviews the corporate and individual performance factors described above and the practices of a primary peer group generally consisting of public growth-oriented specialty retailers in comparable lines of trade, and a secondary peer group generally consisting of public department store retailers. The comparison peer groups are not identical to the peer group included in the performance comparison graph under "Stock Performance Graph" below. The Compensation Committee attempts to set the Company's base executive compensation levels at levels that generally approximate 90% of the executive base compensation levels at the companies in its primary peer group.

    The base salary for Mr. Selness, the former Chief Executive Officer was $270,000 of which $247,478 of salary and severance was paid to Mr. Selness for the fiscal year ended February 28, 1998. Pursuant to the terms of the severance package granted to Mr. Selness upon his resignation, Mr. Selness will receive an additional 18 months of his present salary. In addition, the Compensation Committee agreed to extend the expiration term of certain of Mr. Selness' options such that those options which had an exercise price of less than $5.00 (a total of 133,000 options) continue for a term of 18 months and those options which had an exercise price of greater than $5.00 (a total of 68,247 options), pursuant to the terms of the Company's Equity Participation Plan, expired within 90 days of Mr. Selness' resignation. Upon Mr. Selness' resignation, Mr. Stroud served as acting President from April 1997 until July 1997 when Mr. Chinni joined the Company as President and Chief Executive Officer. The base salary for Mr. Chinni for the fiscal year ended February 28, 1998 was $350,000 of which $222,116 was paid to Mr. Chinni for his services for the remainder of the fiscal year.

    Executive officers are eligible to receive annual incentives in the form of a combination of cash bonuses and stock options. For the fiscal year ended February 28, 1998, the cash bonuses were targeted at 15-50% of base salary and were based on the Company's financial performance against certain pre-defined goals. In order to be more comparable with its primary peer group and to put a greater proportion of its executive officers' total compensation at risk, the Compensation Committee has determined that annual cash bonuses will be based on achievement of pre-defined net income levels, as well as an executive's personal performance (although the Compensation Committee can approve exceptions for outstanding individual performances). The target cash bonus amounts are generally based on the practices of the Company's primary peer group. The Compensation Committee did not award any incentive cash bonuses to executive officers in the fiscal year ended February 28, 1998.

    The other bonus component of the total compensation of each executive officer of the Company is long-term incentives in the form of equity based stock options. These incentives are used to encourage the Company's management to maximize stockholder value and utilize vesting periods to assist the Company in retaining key employees. In general, the number of equity based stock options granted by the Compensation Committee to each executive officer is based on an option grant multiplier (which multiplier is, in part, based on the practices of the Company's primary peer group) applied to each executive's base salary and an estimate as to the fair market value of the underlying stock at the time of grant of such options. The options granted to the CEO for the fiscal year ended February 28, 1998 were 300,000 (representing a multiplier of approximately (3)). Included in the options granted to the CEO are 200,000 shares which remain subject to stockholder approval at this year's Annual Meeting. See "Proposal No.
2. Amendment of the 1994 Equity Participation Plan of Strouds, Inc."

    In May 1997, the Compensation Committee determined that previous equity based stock option awards did not properly align the compensation of key executives with the interests of the Company's stockholders. In addition, in view of the retention purposes of the Company's Equity Participation Plan, the Compensation Committee was concerned about the option price of the options granted to date in relation to the current market price of the Common Stock. Therefore, to insure the retention of the existing key executives in order that the Company's competitive strength would not be further compromised, on May 14, 1997, the Committee decided to reprice existing options for all employees to more correctly reflect the fair market value of the Company's common stock. Although the vesting period remains unchanged, repriced options will first become exercisable on May 14, 1998.

    The last component of total compensation is Company benefits and perquisites generally consisting of car allowances, matching contributions to individual executive's 401(k) Plans and customary life and health benefits. In addition, Mr. Wilfred C. Stroud, the Chairman of the Board of Directors, received split dollar life insurance benefits from the Company.

    During 1993, the Internal Revenue Code of 1986 was amended to include
Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which is defined as the CEO and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which constitutes "performance based compensation" is excludable in applying the $1 million limit. It is the Company's policy to qualify compensation paid to its top executives for deductibility under Section 162(m) in order to maximize the Company's income tax deductions.

                                          By the Compensation Committee
                                          Marco F. Weiss, Chairman
                                          Dale D. Achabal

                            STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the total cumulative return of the Company's Common Stock since the Company's initial public offering on October 12, 1994 to (a) a group of peer issuers with similar home retail businesses, and
(b) the Nasdaq Stock Market--U.S. Index.

    The historical stock market performance of the Common Stock shown below is not necessarily indicative of future stock performance.

               COMPARISON OF 40 MONTH CUMULATIVE TOTAL RETURN(1)
     FOR STROUDS, INC., A PEER GROUP AND THE NASDAQ STOCK MARKET--US INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  DOLLARS

                STROUDS, INC.        NEW PEER GROUP        OLD PEER GROUP        NASDAQ STOCK MARKET (U.S.)
10/12/94               100.00                100.00                100.00                            100.00
2/25/95                 60.00                 95.12                 95.12                            103.70
3/02/96                 36.00                100.20                100.20                            145.90
3/01/97                 31.00                119.53                119.53                            176.47
2/28/98                 15.50                230.26                225.83                            241.32

------------------------

(1) Assumes $100 was invested on October 12, 1994 in stock or index and assumes dividends are reinvested.

(2) The New Peer Group companies consist of Barnes & Noble, Inc., Bed Bath & Beyond Inc., Bombay Company, Inc., Goodguys, Inc. Lechters, Inc., Linens 'n Things, Inc., Pier 1 Imports, Inc., Three D Departments, Inc. and Williams-Sonoma, Inc.

(3) The Old Peer Group companies consist of the same companies in the New Peer Group except that Linens 'n Things, Inc. is not included in the Old Peer Group.

    THE STOCK PERFORMANCE GRAPH ABOVE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE 1934 ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                              CERTAIN TRANSACTIONS

TRANSACTIONS RELATING TO CHF AND REFLECTIONS

    In 1979, Mr. Stroud, current President and Chairman of the Company, invested in Reflections Fine Bedding Attire, Inc. ("Reflections"), a manufacturer of bedding merchandise and accessories. In recent years, Mr. Stroud has been a director of Reflections and has beneficially owned (along with his spouse) 45% of the stock of Reflections. The spouse of Mr. Selness, the former President and former Chief Executive Officer of the Company, has also been a director of Reflections, and Mr. Selness and his wife have beneficially owned 10% of the stock of Reflections. In the fiscal year ended February 28, 1998, Reflections sold approximately $0.5 million of merchandise to Strouds at prices Strouds believes to be competitive with other suppliers of similar products. The sales to Strouds during this period represented approximately 12.8% of Reflections' total sales.

    The stockholders of Reflections had an outstanding debt obligation to a bank lender in the amount of $675,000, the proceeds of which were loaned to Reflections. In 1993, Mr. Stroud and his spouse assumed this note. Pursuant to an understanding among the stockholders of Reflections, at such time as Mr. and Mrs. Stroud are required to make payments on the note, the other stockholders are required to reimburse them for their pro rata share (in accordance with their stock ownership) of the note (the "Reflections Reimbursement Obligation").

    On April 2, 1993, Reflections filed a voluntary Chapter 11 bankruptcy proceeding. On June 1, 1993, CHF Industries, Inc. ("CHF"), an entity unaffiliated with Reflections or Strouds, acquired substantially all of the assets and business of Reflections (the "Reflections Business"). As part of the acquisition, CHF required that Mr. Stroud enter into a Non-Competition and Consulting Agreement with CHF, dated June 1, 1993 (the "CHF Agreement"). The CHF Agreement provides generally that for a period of 10 years from the date of the closing of the purchase of the Reflections Business by CHF, neither Mr. Stroud nor any affiliate of Mr. Stroud's will directly or indirectly compete with the Reflections Business nor solicit any employee or supplier of Reflections or CHF to alter or terminate their business relationship. The CHF Agreement further provides that Mr. Stroud will consult with and advise CHF on an as-needed basis with respect to the sale and marketing by CHF of merchandise to Reflections Business customers, including, but not limited to, Strouds. So long as Mr. Stroud is employed by the Company, the CHF Agreement would prevent the Company from competing with Reflections in the manufacture of bedding merchandise and accessories.

    As consideration for Mr. Stroud's entering into the CHF Agreement, CHF agreed to pay Mr. Stroud an amount based on a percentage of gross sales of the Reflections Business, up to a maximum total payment of $825,000. In the event that total gross sales of the Reflections Business to Strouds equals or exceeds $2.5 million (subject to Consumer Price Index ("CPI") adjustment) in any contract year ending May 31, then CHF is required to pay Mr. Stroud an amount equal to 4.58% of total gross sales of the Reflections Business to all customers, including Strouds. In the event that total gross sales of the Reflections Business to Strouds is less than the $2.5 million target (subject to CPI adjustment), then the payment would be reduced in the proportion by which sales to Strouds failed to meet the target Payments to Mr. Stroud may not exceed $275,000 for any May 31 contract year.

    The CHF Agreement was disclosed to the Board of Directors of Strouds, and all of the directors (except for Mr. Stroud, who abstained) approved the terms of the CHF Agreement and the payments by CHF to Mr. Stroud.

    All purchases by Strouds from Reflections and CHF have represented independent decisions of the buying staff of Strouds based upon the quality and design of product, salability, pricing, and the ability of CHF to meet a satisfactory delivery schedule. The Company believes that all purchases from Reflections and CHF have been in appropriate amounts and on terms comparable to those that could have been obtained from other vendors. The Board of Directors of the Company has adopted a policy of reviewing the Company's purchases from CHF to determine whether such purchases have been in appropriate amounts and on terms comparable to those that could have been obtained from other vendors. In fiscal year ended February 28, 1998, purchases by Strouds from Reflections and CHF equaled 0.3% of the Company's total cost of sales, including buying and occupancy.

    During the contract year ended May 31, 1997, total sales of the Reflections Business were $3.7 million, of which $0.8 million were sales to Strouds. Pursuant to the formula described above, Mr. Stroud received a payment of $52,000 from CHF with respect to that contract year. To the extent that Mr. Stroud receives payments under the CHF Agreement, the Reflections Reimbursement Obligation will be reduced. As of May 31, 1997, a total of $533,000 (out of a maximum of $825,000) had been paid to Mr. Stroud by CHF.

REGISTRATION RIGHTS

    In November 1995, the Board of Directors adopted a Rights Agreement pursuant to which it declared a dividend of one preferred stock purchase right (the "Rights") for each share of Common Stock outstanding at the close of business on November 30, 1995. Each Right will entitle the registered holder thereof, after the Rights become exercisable and until November 17, 2005 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-hundredth of a share of Series B Junior Participating Preferred Stock, par value $0.0001 per share, at a price of $30.00 per one one-hundredth of a Preferred Share, subject to certain anti-dilution adjustments.

    In connection with the adoption of the Rights Agreement, and in order to resolve an issue as to whether a previous registration rights agreement was still in effect with BT Capital (the beneficial owner of approximately 28.5% of the Company's Common Stock), the Company agreed to provide BT Capital with certain demand and piggyback registration rights; PROVIDED, HOWEVER, that the costs associated with exercising any such registration rights would be borne by BT Capital.

CONFLICT OF INTEREST POLICY

    In May 1995, the Board of Directors adopted a conflict of interest policy which generally provides that no employee, officer or director of the Company (individually and collectively, a "Company Person") should have any personal interest that is incompatible with the loyalty and responsibility owed to the Company. Pursuant to such policy, all Company Persons must discharge their responsibility solely on the basis of what is in the best interest of the Company and independent of personal considerations or relationships, and all Company Persons are expected to adhere to both the letter and spirit of the Company's conflict of interest policy.

OTHER RELATIONSHIP

    Mr. Bemis is a partner in the law firm of Millar, Hodges and Bemis which has provided legal services to the Company since the Company's formation and continues to provide such services on an ongoing basis to the Company. Mr. Bemis's firm receives customary legal fees for such services.

                               OTHER INFORMATION

CERTAIN STOCKHOLDERS

    The table below sets forth certain information regarding the beneficial owners of more than 5% of the Company's Common Stock as of May 1, 1998, other than directors and executive officers.

                                                                                   COMMON STOCK
                                                                                BENEFICIALLY OWNED
                                                                          ------------------------------
                                                                          NUMBER OF SHARES
                                                                            BENEFICIALLY     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                            OWNED           CLASS
------------------------------------------------------------------------  -----------------  -----------
BT Capital Partners, Inc. ("BT Capital")................................       2,447,800(1)       28.5%
130 Liberty Street
New York, NY 10006

West Highland Capital, Inc. ("WHC").....................................         680,000(2)        7.9%
300 Drake's Landing Road, Suite 290
Greenbrace, CA 94904

J.R. Zone, as Trustee of the............................................         539,779(3)        6.3%
J.R. Zone 1983 Trust Agreement
20700 Ventura Boulevard, #335
Woodland Hills, CA 91364

Dimensional Fund Advisors Inc. ("DFAI").................................         610,200(4)        7.1%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

U.S. Bancorp ("Bancorp")................................................         438,000(5)        5.1%
111 S.W. Fifth Avenue
Portland, OR 97204

Gabriel Capital, L.P....................................................         833,600(6)        9.7%
450 Park Avenue
New York, NY 10022

Heartland Advisors, Inc. ("Heartland")..................................         485,000(7)        5.7%
790 North Milwaukee Street
Milwaukee, WI

------------------------

(1) Information based solely on Amendment No. 5 dated as of February 17, 1998 to the Schedule 13G dated February 14, 1995 filed by Bankers Trust New York Corporation and its indirect wholly-owned subsidiary, BT Capital, with the Securities and Exchange Commission. Beneficial ownership includes 212,850 shares of Common Stock subject to warrants that are presently exercisable.

(2) Information based solely on the Schedule 13G dated February 14, 1995 filed by WHC with the Securities and Exchange Commission. Lang H. Gerhard and West Highland Partners, L.P. may be deemed to beneficially own certain of the shares beneficially owned by WHC because of commonality of voting and/or investment power.

(3) Information based solely on the Schedule 13G dated February 1, 1995 filed by J.R. Zone with the Securities and Exchange Commission.

(4) Information based solely on Amendment No. 2 dated February 10, 1998 to the
    Schedule 13G dated February 7, 1996 filed by DFAI with the Securities and Exchange Commission. All securities reported in the Schedule 13G are owned by advisory clients of DFAI no one of which, to the knowledge of DFAI, owns more that 5% of the class.

(5) Information based solely on the Schedule 13G dated February 14, 1997 filed by Bancorp with the Securities and Exchange Commission. Qualivest Capital Management, Inc., a registered investment advisor and a wholly owned subsidiary of United States National Bank of Oregon, a wholly owned subsidiary of Bancorp, is deemed to have beneficial ownership of 235,300 shares, or 2.8% of the Common Stock. The remaining 202,700 shares or 2.3% of the Common Stock are deemed to be beneficially held by the Trust Group of Bancorp.

(6) Information based solely on the Schedule 13G dated April 13, 1998 filed with the Securities and Exchange Commission jointly by Gabriel Capital L.P., a Delaware limited partnership ("Gabriel"), Ariel Fund Limited, a Cayman Islands corporation ("Ariel Fund"), Ariel Management Corp., a Delaware corporation ("Ariel") and the Investment Advisor of Ariel Fund, and J. Ezra Merkin ("Merkin"), the General Partner of Gabriel (collectively, the "Reporting Persons"). Merkin is also the sole shareholder, sole director and president of Ariel. The business address of Ariel Fund is c/o Maples & Calder, P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies. Merkin is a United States citizen. The Reporting Persons previously filed a Statement on Schedule 13D relating to the event date of September 15, 1997, as amended, with respect to the Common Stock.

(7) Information based solely on the Schedule 13G dated February 6, 1998 filed with the Securities and Exchange Commission by Heartland. Such schedule states that the shares of common stock are held in investment advisory accounts of Heartland. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland, a registered investment company, relates to more than 5% of the class.

OTHER MATTERS AT THE MEETING

    The Board of Directors does not know of any matters to be presented at the Annual Meeting of Stockholders other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting of Stockholders, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

COST OF SOLICITATION

    The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies with respect to shares of Strouds Common Stock held of record by brokers, nominees and institutions. The estimated cost of the services of D.F. King & Co., Inc. is $4,000, plus expenses.

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    Any stockholder who meets the requirements of the proxy rules under the 1934 Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the 1999 Annual Meeting of Stockholders. Any such proposal must comply with the requirements of Rule 14a-8 under the 1934 Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Strouds, Inc., 780 South Nogales Street, City of Industry, California 91748, and must be received no later than January 29, 1999. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced;
(b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures. In addition, the Company's Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting.

                                          By Order of the Board of Directors

                                          /s/ Douglas C. Felderman

                                          Douglas C. Felderman
                                          SECRETARY

City of Industry, California
May 29, 1998

                               THIRD AMENDMENT TO
            THE AMENDED AND RESTATED 1994 EQUITY PARTICIPATION PLAN
                                OF STROUDS, INC.

    WHEREAS, Strouds, Inc. (hereinafter the "Company"), a Delaware corporation, maintains the Amended and Restated 1994 Equity Participation Plan of the Company, effective as of September 1, 1994, (hereinafter the "Plan"); and

    WHEREAS, pursuant to Section 10.2 of the Plan, the Board of Directors of the Company (hereinafter the "Board") may amend the Plan from time to time;

    NOW THEREFORE, BE IT RESOLVED, that from and after the effective date of this Third Amendment to the Plan:

    1. The "Amendment to the Amended and Restated 1994 Equity Participation Plan of Strouds, Inc." as adopted by the Board on July 6, 1995 shall hereinafter be referred to as the "First Amendment" to the Plan.

    2. The "First Amendment to the Amended and Restated 1994 Equity Participation Plan of Strouds, Inc." as adopted on May 14, 1997 shall hereinafter be renumbered and referred to as the "Second Amendment" to the Plan.

    3.  Section 1.2 shall be amended and restated in its entirety as follows:

        1.2 AWARD LIMIT. "Award Limit" shall mean 500,000 shares of Common
    Stock.

    4.  Section 2.1(a) shall be amended and restated in its entirety as follows:

        2.1(a) The shares of stock subject to Options, Dividend Equivalents or other awards shall be Common Stock, par value $.0001 per share. The aggregate number of shares which may be issued upon exercise of such options or upon any such awards under the Plan shall not exceed one million six hundred eighty thousand (1,680,000). The shares of Common Stock issuable upon exercise of such Options or upon any such awards may be either previously authorized but unissued shares or treasury shares.

    5.  Section 3.4(d) shall be amended and restated in its entirety as follows:

        3.4. During the term of the Plan, each person who is an Independent Director as of the date of the initial public offering of Common Stock automatically shall be granted an option to purchase ten thousand (10,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of such initial public offering. When a person is initially elected to the Board following the date of the initial public offering of Common Stock and is then an Independent Director, each such new Independent Director automatically shall (i) be granted an Option to purchase ten thousand (10,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of his or her election to the Board, and (ii) an Option to purchase 5,000 shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of each annual meeting of stockholders after such initial election at which the Independent Director is re-elected to the Board. Members of the Board who are Employees who subsequently retire from the Company and remain on the Board will not receive an Option grant pursuant to Section 3.4(d)(i) of the preceding sentence, but to the extent that they are otherwise eligible, will receive, after retirement from the Company, Options as described in clause (ii) of the preceding sentence. All of the foregoing Option grants authorized by this Section 3.4(d) are subject to stockholder approval of the Plan.

    6.  Section 4.2 shall be amended and restated in its entirety as follows:

        4.2 OPTION PRICE. The price per share of the shares subject to each Option shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted and in the case of Incentive Stock Options such price shall not be less than the greater of: (i) 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, or (ii) 110% of the fair market value of a share of Common Stock on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

    7.  Section 4.3 shall be amended and restated in its entirety as follows:

        4.3 OPTION TERM. The term of an Option, other than an Option granted to an Independent Director, shall be set by the Committee in its discretion; PROVIDED, HOWEVER, that, (a) in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary and (b) in the case of a Non Qualified Stock Option, the term shall not be more than ten (10) years and one (1) day from the date the Non Qualified Stock Option is granted. In the case of an Option granted to an Independent Director, the term of each such Option shall be ten years without variation or acceleration hereunder, except as provided in Section 10.4.

    8.  A new Article XI shall be added to the Plan as follows:

                                   ARTICLE XI
                                  LIMITATIONS

        11.1 Notwithstanding any provisions in Articles VI, VII, VIII or otherwise contained in the Plan, from and after the effective date of this Amendment No. 3 to the Plan, the Board shall be prohibited from granting any awards of (i) restricted stock, (ii) performance awards, (iii) stock payments (iv) deferred stock or (v) stock appreciation rights.

        11.2 Notwithstanding any provisions in the Plan, from and after the effective date of this Amendment No. 3 to the Plan, the Board or the Compensation Committee shall be prohibited from any further repricing of Options.

                                    * * * * * *

    I hereby certify that the foregoing Third Amendment to the Plan was duly adopted by the Board of Directors of Strouds, Inc. on May 20, 1998.

                                          By

                                           /s/ Douglas C. Felderman
                                          --------------------------------------
                                           Douglas C. Felderman

                                          SECRETARY

P R O X Y                         STROUDS, INC.
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 1, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Wilfred C. Stroud or Douglas C. Felderman, and each of them, his or her attorneys and agents, with full power of substitution to vote as proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of Strouds, Inc., to be held at Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California, on July 1, 1998 or at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth below (and as more particularly set forth in the Notice of Annual Meeting enclosed herewith) and in accordance with their discretion on any other matters that may properly come before the Annual Meeting or any adjournment thereof.

   PLEASE MARK YOUR CHOICE LIKE THIS / / IN DARK INK AND SIGN AND DATE ON THE
                                  REVERSE SIDE

(1) ELECTION OF SEVEN DIRECTORS / / Vote FOR ALL (EXCEPT AS MARKED TO THE CONTRARY BELOW) / / WITHHELD for ALL

   Charles R. Chinni Wilfred C. Stroud Joseph A. Imbrogulio Larry R. Bemis Dale
                  D. Achabal Marco F. Weiss Richard F. Clayton

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

(2) APPROVE CERTAIN AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED 1994 EQUITY PARTICIPATION PLAN.

                   / / FOR      / / AGAINST      / / ABSTAIN

(3) RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                   / / FOR      / / AGAINST      / / ABSTAIN

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 29, 1998.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
                                             Dated: ______________________, 1998
                                             ___________________________________
                                                       (Signature)
                                             ___________________________________
                                                Signature if held jointly

                                             Please sign exactly as your name
                                             appears. Joint owners should each
                                             sign. Trustees and others acting in
                                             a representative capacity should
                                             indicate the capacity in which they
                                             sign.